For Immediate Release                                               Exhibit 99.1



                               AMEDISYS ANNOUNCES
                         THIRD QUARTER OPERATING RESULTS

               NINE-MONTH EARNINGS OF $0.35 PER DILUTED SHARE FROM
             CONTINUING OPERATIONS COMPARE FAVORABLY WITH PRIOR-YEAR
            NET LOSS OF ($1.05) PER SHARE FROM CONTINUING OPERATIONS

BATON ROUGE, Louisiana (November 5, 2001) - Amedisys, Inc. (OTC BB: "AMED"), one of America's leading home health nursing companies, today reported its financial results for the third quarter and first nine months of 2001.

The Company reported net income from continuing operations of $2.0 million, or $0.25 per diluted share, for the three months ended September 30, 2001, on revenues of approximately $29.7 million. These results compared with revenues of approximately $22.1 million and a net loss from continuing operations of ($1.5 million), or ($0.29) per share, in the third quarter of 2000.

For the nine months ended September 30, 2001, net income from continuing operations totaled $2.7 million, or $0.35 per diluted share, on revenues of approximately $79.0 million. In the corresponding period of the previous year, the Company reported a net loss from continuing operations of ($4.2 million), or ($1.05) per share, on revenues approximating $68.8 million.

"We are very pleased to report third quarter earnings that met management's expectations and confirm the continuing earnings turnaround at Amedisys," stated William F. Borne, Chairman and Chief Executive Officer of the Company. "On a year-to-date basis, we have experienced a 40% increase in patient admissions, as compared to the prior year, resulting from the success of our marketing efforts to expand our physician referral base and from contributions by home nursing agencies acquired during the past year. Management continues to implement actions that can improve the efficiency of our operations, while delivering the highest levels of home nursing service to our patient population."

"A price increase of approximately 5.2% became effective under Medicare's Prospective Payment System on October 1, 2001," continued Borne. "This price increase, along with improving cost efficiencies throughout the Amedisys organization, should allow the Company's earnings to improve further in the fourth quarter, which ends December 31, 2001."

THE COMPANY WILL PROVIDE FURTHER INFORMATION TODAY ON THESE RESULTS DURING A TELECONFERENCE CALL THAT IS SCHEDULED FOR 11:00 A.M. EST. TO ACCESS THIS CALL, PLEASE DIAL 800-388-8975. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL NOVEMBER 12, 2001, BY DIALING 800-428-6051. THE ACCESS CODE IS #215516 FOR THE REPLAY.

Amedisys, Inc., a leading multi-regional provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on the OTC Bulletin Board under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             John Joffrion, Senior Vice President at (225) 292-2031
                                       or
            RJ Falkner & Company, Inc., Investor Relations Counsel at
               (800) 377-9893 or via e-mail at info@rjfalkner.com


                          (Financial Highlights Follow)

                                 AMEDISYS, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (DOLLAR AMOUNTS IN 000'S, EXCEPT PER SHARE AMOUNTS)


                             SELECTED FINANCIAL DATA



                                                             Three Months Ended          Nine Months Ended
                                                                 September 30,             September 30,
                                                             2001          2000          2001          2000

Service revenue                                           $   29,672    $   22,091    $   79,042    $   68,779

Cost of service revenue                                       13,053        10,366        34,977        32,580
                                                          ----------    ----------    ----------    ----------
Gross margin                                                  16,619        11,725        44,065        36,199

Total general and administrative expenses                     14,057        12,584        39,572        38,695
                                                          ----------    ----------    ----------    ----------
Operating income (loss)                                        2,562          (859)        4,493        (2,496)

Total other expense, net                                        (584)         (610)       (1,744)       (1,707)
                                                          ----------    ----------    ----------    ----------

Net income (loss) before discontinued
operations                                                     1,978        (1,469)        2,749        (4,203)

(Loss) from discontinued operations,
        Net of income taxes                                     (456)         (407)         (585)       (2,806)

Gain on sale of discontinued operations,
         Net of income taxes                                   1,056         1,114         1,056         3,623
                                                          ----------    ----------    ----------    ----------
Total discontinued operations                                    600           707           471           817

Net income (loss)                                         $    2,578    $     (762)   $    3,220    $   (3,386)
                                                          ==========    ==========    ==========    ==========

Basic weighted average common shares
outstanding:                                                   5,873         4,955         5,716         4,006

Basic income (loss) per common share:
   Net income (loss) before discontinued
        operations                                        $     0.34    $    (0.29)   $     0.47    $    (1.05)
   (Loss) from discontinued operations,
        net of income taxes                                    (0.08)        (0.08)        (0.10)        (0.69)

   Gain on sale of  discontinued operations
        net of income taxes                                     0.18          0.22          0.19          0.90
                                                          ----------    ----------    ----------    ----------

Net income (loss) per basic share                         $     0.44    $    (0.15)   $     0.56    $    (0.84)
                                                          ==========    ==========    ==========    ==========

Diluted weighted average common shares
outstanding:                                                   7,934         4,955         7,812         4,006

Diluted income (loss) per common share:
   Net income (loss) before discontinued
        operations                                        $     0.25    $    (0.29)   $     0.35    $    (1.05)

   (Loss) from discontinued operations,
        net of income taxes                                    (0.06)        (0.08)        (0.07)        (0.69)
   Gain on sale of discontinued operations,
        net of income taxes                                     0.13          0.22          0.14          0.90
                                                          ----------    ----------    ----------    ----------

Net income (loss) per diluted share                       $     0.32    $    (0.15)   $     0.42    $    (0.84)
                                                          ==========    ==========    ==========    ==========